EXHIBIT 32


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In connection with the quarterly report of Gas Salvage Corp., (the "Company") on
Form 10-Q for the quarter ended April 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the "Report"), I, Nolan Weir, the Principal Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


Date:   June 12, 2008                    /s/ Nolan Weir
                                         --------------------------------------
                                         Nolan Weir, Principal Executive Officer
                                         and Principal Financial Officer